UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 29, 2013

NeuStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21575 Ridgetop Circle Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)

(571) 434-5400

(Registrant’s telephone number, including area code.)

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On April 29, 2013, Scott Blake Harris resigned as General Counsel and Senior Vice President of NeuStar, Inc. (“Neustar” or the “Company”). His resignation is effective as of May 3, 2013. In connection with his resignation, Mr. Harris entered into a Consulting Agreement with the Company on May 2, 2013 (the “Consulting Agreement”). A copy of the Consulting Agreement is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The Company has appointed Leonard Kennedy as the Company’s General Counsel and Senior Vice President, effective as of May 13, 2013. A copy of the press release announcing the events is included as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Consulting Agreement, dated May 2, 2013, between Scott Blake Harris and Neustar.

99.2	Press Release of Neustar, dated May 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2013	NEUSTAR, INC.

	By:	/s/ Paul S. Lalljie
		Name:	Paul S. Lalljie
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Consulting Agreement, dated May 2, 2013, between Scott Blake Harris and Neustar.

99.2	Press Release of Neustar, dated May 2, 2013.

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